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                                                                    EXHIBIT 4.8

                         CLARK Material Handling Company

                                   as obligor



                                   $40,000,000
                           Subordinated Notes due 2007



                                    INDENTURE
                            Dated as of July 17, 1998



                       U.S. TRUST COMPANY OF TEXAS, N.A.,
                                     Trustee
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                        INDENTURE, dated as of July 17, 1998, between CLARK
Material Handling Company, a Delaware corporation (the
"Company"), and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee").

                        The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's Subordinated Notes due 2007.


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1.  Definitions

                        "Accounts" shall mean, as to any Person, all of such Person's now owned and hereafter acquired rights to payment (including intercompany obligations) for the prior, concurrent or future sale, lease or other disposition of Inventory or rendition of services, whether or not evidenced by an instrument or chattel paper and whether or not earned by performance.

                        "Acquired Debt" means Indebtedness of a Person existing at the time such Person is merged with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary; provided, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time, or immediately upon consummation, of the transaction by which such Person is merged with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary shall not be Acquired Debt.

                        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Notwithstanding the foregoing,
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neither Initial Purchaser nor any of their respective Affiliates will be deemed to be Affiliates of the Company.

                        "Agent" means any Registrar, Paying Agent or co-registrar.

                        "Asset Sale" means any direct or indirect (a) transfer (as hereinafter defined), other than in the ordinary course of business, of any assets of the Company or any Restricted Subsidiary or (b) issuance of any Capital Stock of any Restricted Subsidiary, in each case to any Person (other than the Company or a Restricted Subsidiary and other than directors' qualifying shares). For purposes of this definition, (i) any series of transfers that are part of a common plan shall be deemed a single Asset Sale and (ii) the term "Asset Sale" shall not include any disposition of all or substantially all of the assets of the Company that is governed under and complies with Article V of this Indenture.

                        "Bankruptcy Law" means title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                        "Board of Directors" means the board of directors or any duly constituted committee of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

                        "Business Day" means any day other than a Legal Holiday.

                        "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                        "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

                        "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America


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is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

                        "Certificate of Designation" means the certificate of designation of the powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof filed by the Company with the Secretary of State of the State of Delaware on July 16, 1998.

                        "Change of Control" means (i) the transfer (in one transaction or a series of transactions) of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to one or more Existing Holders, (ii) the liquidation or dissolution of the Company or the adoption of a plan by the stockholders of the Company relating to the dissolution or liquidation of the Company, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Existing Holders, of beneficial ownership, directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of Holdings, (iv) after the consummation of an initial public offering of any class of common stock of the Company or Holdings, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holdings (together with any new directors who have been appointed by CVC, Citicorp N.A., or any Affiliate of CVC or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Holdings, as the case may be, then still in office or (v) the failure by Holdings to own more than 50% of the voting power of the total outstanding Voting Stock of the Company.

                        "Clark Europe" means Clark Material Handling GmbH, a Wholly Owned Subsidiary.


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                        "Closing Date" means July 17, 1998.

                        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

                        "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

                        "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, President or Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

                        "Consolidated Net Income" means, with respect to any Person (the referent Person) for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (i) the Net Income of any Person (including, without limitation, any Unrestricted Subsidiary) that is not a Wholly Owned Subsidiary or that is accounted for by the equity method of accounting will be included in calculating the referent Person's Consolidated Net Income only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (iii) the Net Income of any Subsidiary will be excluded to the extent that declarations of dividends or similar distributions by that Subsidiary of such Net Income are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its owners.

                        "Consolidated Net Worth" means, with respect to any Person, the total stockholders' equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (i) the amount of any such stockholders' equity attributable to Disqualified Capital Stock of such Person and its consolidated subsidiaries, and (ii)


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all upward revaluations and other write-ups in the book value of any asset of such person or a consolidated subsidiary of such person subsequent to the Closing Date, and (iii) all Investments in persons that are not consolidated Restricted Subsidiaries.

                        "Corporate Trust Office" shall be at the address of the Trustee specified in Section 11.2 or such other address as the Trustee may specify by notice to the Company.

                        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                        "CVC" means Citicorp Venture Capital Ltd.

                        "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

                        "Designated Senior Indebtedness" means (i) Indebtedness evidenced by (A) the Senior Notes and (B) the Revolving Credit Facility if such Indebtedness constitutes Senior Indebtedness, irrespective of amount, and (ii) any other Senior Indebtedness issued under a credit agreement or other credit facility (x) in an aggregate outstanding principal amount of at least $50,000,000 (or, in the case of any revolving credit agreement or other committed credit facility, having an aggregate commitment of at least $50,000,000) and (y) that is specifically designated by the Company in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

                        "Disqualified Stock" means that portion of any Equity Interests that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

                        "DTC" means The Depository Trust Company.


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                        "Equity Interests" means Capital Stock or warrants,
options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                        "Existing Holders" shall mean (i) CVC, (ii) Citicorp N.A. or any other Affiliate of CVC, (iii) any officer, employee or director of CVC, (iv) the Management Investors and (v) in the case of any natural Person specified in the foregoing clauses, any spouse or lineal descendant (including by adoption) of such Person; provided, that in no event shall the Persons specified in clauses (iii) through (v) be deemed "Existing Holders" with respect to more than 30% of the voting power of the total outstanding Voting Stock of the Company or Holdings.

                        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission, that are in effect on the date of this Indenture.

                        "German Subsidiary Facilities" means one or more revolving credit facilities of Clark Europe, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time including
(i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

                        "Holder" means a Person in whose name a Note is registered.

                        "Holdings" means CMH Holdings Corporation, the holder of all of the outstanding shares of Capital Stock of the Company.

                        "Indebtedness" of any Person means (without duplication)
(1) all liabilities and obligations, contingent or otherwise, of such Person (a) in respect of


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borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, debentures, notes or other similar instruments, (c) representing the deferred purchase price of property or services (other than (i) non interest bearing obligations and (ii) liabilities incurred in the ordinary course of business which are not more than 90 days past due), (d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) as lessee under capitalized leases, (f) under bankers' acceptance and letter of credit facilities, (g) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock, or (h) in respect of Hedging Obligations, (2) all liabilities and obligations of others of the type described in clause (1), above, that are Guaranteed by such Person, and
(3) all liabilities and obligations of others of the type described in clause
(1), above, that are secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person; provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness in full) be the lesser of (x) the fair market value of such property at the time of determination and (y) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                        "Indenture" means this Indenture as amended or supplemented from time to time.

                        "Initial Purchasers" means Jefferies & Company, Inc. and Bear, Stearns & Co. Inc.

                        "Inventory" shall mean, as to any Person, all now owned and hereafter acquired goods including, without limitation, parts and goods in the possession of such Person or of a bailee or other Person for sale, storage, transit, processing, use or otherwise, and supplies, finished goods, parts and components, that are: (a) held for sale or lease, (b) furnished or to be furnished under contracts of services, or (c) raw materials, work-in-process or materials used or consumed in its business.


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                        "Investments" means, with respect to any Person, all
investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

                        "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                        "Liquidated Damages" has the meaning set out in the Registration Rights Agreement.

                        "Management Investors" means the individuals listed as of [November 27, 1996] on Schedule I of the Amended and Restated Securities Purchase and Holders Agreement, dated January 31, 1997, by and among Holdings, CVC, Thomas Snyder and the Management Investors.

                        "Material Subsidiary" means any Subsidiary (a) that is a "Significant Subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X promulgated by the Commission or (b) is otherwise material to the business of the Company.

                        "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Asset Sales and dispositions


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pursuant to sale and leaseback transactions, and excluding any extraordinary gain or loss, together with any related provision for taxes on such gain or loss.

                        "Net Proceeds" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (including payments in respect of deferred payment obligations when received), net of (a) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company, (b) taxes actually payable directly as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the permanent repayment of Indebtedness in connection with such Asset Sale, and (d) appropriate amounts provided as a reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale.

                        "Notes" means the Company's Subordinated Notes due 2007, as authenticated and issued under this Indenture.

                        "Obligations" means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other obligations and liabilities of the Company under such Indebtedness.

                        "Officers" means the Chairman of the Board, the President, the Chief Financial Officer, Chief Operating Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary or any Vice-President of the Company.

                        "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the President, Chief Financial Officer, Treasurer, Controller or a Vice President of the Company.

                        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.


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                        "Permitted Investments" means (a) Investments in the
Company or any Wholly Owned Subsidiary (including without limitation, Guarantees of Indebtedness of any such Person), (b) Investments in Cash Equivalents, (c) Investments in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary, (d) Floor Plan Guarantees permitted to be incurred in compliance with Section 4.9 of this Indenture, (e) Hedging Obligations, (f) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers and (g) Investments as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 of this Indenture.

                        "Permitted Liens" means (i) Liens in favor of the Company and/or its Restricted Subsidiaries other than with respect to intercompany Indebtedness, (ii) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Restricted Subsidiary, provided, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (iii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (iv) Liens incurred in the ordinary course of business in respect of Hedging Obligations and Floor Plan Guarantees, (v) Liens to secure Indebtedness for borrowed money of a Subsidiary in favor of the Company or a Wholly Owned Subsidiary, (vi) Liens incurred in the ordinary course of business to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations (exclusive of obligations constituting Indebtedness) of a like nature, (vii) Liens existing or created on the date of this Indenture, (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested or remedied in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as may be required in conformity with GAAP has been made therefor, (ix) Liens arising by reason of any judgment, decree or order of any court with respect to which the Company or any of its Restricted Subsidiaries is then in good faith prosecuting an appeal or other proceedings for review, the existence of which


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judgment, order or decree is not an Event of Default under this Indenture, (x)
encumbrances consisting of zoning restrictions, survey exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any of its Restricted Subsidiaries, rights or restrictions of record on the use of real property, minor defects in title, landlord's and lessor's liens under leases on property located on the premises rented, mechanics' liens, vendors' liens, and similar encumbrances, rights or restrictions on personal or real property, in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, (xi) Liens incidental to the conduct of business or the ownership of properties incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, and government contracts and leases and subleases, (xii) Liens for any interest or title of a lessor under any Capitalized Lease Obligation permitted to be incurred under this Indenture; provided, that such Liens do not extend to any property or asset that is not leased property subject to such Capitalized Lease Obligation, (xiii) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of Liens described in clauses (i) through
(xii) above and (xiv) Liens in addition to the foregoing, which in the aggregate, are secured by assets with a fair market value not in excess of $100,000 at any time.

                        "Permitted Transactions" means bona fide purchases and sales of Inventory or of machining, assembly, testing and fabrication services, in any such case made in the ordinary course of business; provided, that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person.

                        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

                        "Public Equity Offering" means a bona fide underwritten public offering of Qualified Capital Stock of Holdings or the Company, pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act; provided, that in the event of a Public Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay


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the aggregate redemption price, plus accrued and unpaid interest, if any, to the redemption date of the Notes to be redeemed pursuant to Section 3.7(b) of this Indenture.

                        "Purchase Money Liens" means Liens to secure or securing Purchase Money Obligations permitted to be incurred under this Indenture.

                        "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost (i) of acquiring or improving any assets and (ii) of construction or build-out of manufacturing, distribution or administrative facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company), provided, that (a) the principal amount of such Indebtedness does not exceed 100% of such cost, including construction charges,
(b) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired or improved and (c) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition or improvement of such property or asset.

                        "Qualified Capital Stock" means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.

                        "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                        "Restricted Investment" means any Investment other than a Permitted Investment. The aggregate amount of each Investment constituting a Restricted Payment since the date of this Indenture shall be reduced by the aggregate after-tax amount of all payments made to the Company and its Restricted Subsidiaries with respect to such Investments; provided, that (a) the maximum amount of such payments so applied shall not exceed the original amount of such Investment and (b) such payments shall be excluded from the calculations contemplated by clauses (w) through (z) under Section 4.7(a)(iv)(3) of this Indenture.


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                        "Restricted Subsidiary" means a Subsidiary other than an
Unrestricted Subsidiary.

                        "Revolving Credit Facility" means the Loan and Security Agreement, entered into on November 27, 1996 between the Company and the lenders named therein as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with such amendment, modification, renewal, refunding, replacement or refinancing.

                        "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

                        "Securities Act" means the Securities Act of 1933, as amended.

                        "Senior Indebtedness" means all Obligations (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the date of issuance of the Senior Notes or thereafter created, incurred or assumed, (a) in respect of borrowed money or (b) evidenced by notes, debentures, bonds or other similar instruments, in each case unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Obligations are pari passu, subordinated or junior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not be deemed to include: (1) any Obligation of the Company to any Affiliate of the Company, (2) any liability for federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, guarantee or Obligation of the Company that is contractually subordinated or junior in any respect to any other Indebtedness, guarantee or Obligation of the Company, or (5) any Indebtedness to the extent the same is incurred in violation of this Indenture.


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                        "Senior Notes" means the $150,000,000 aggregate
principal amount of 10 3/4% Senior Notes due 2006 (Series A, B and C) of the Company outstanding on the Closing Date and indebtedness issued in exchange therefor.

                        "Senior Notes Indenture" means the indenture, dated July 17, 1998, among the Company, the Guarantors named therein and United States Trust Company of New York, as in effect on the Closing Date..

                        "Senior Preferred Stock" means the Series A and Series B Senior Exchangeable Preferred Stock due 2007 of the Company.

                        "subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

                        "Subsidiary" means any subsidiary of the Company.

                        "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of November 27, 1996 , by and between the Company and Holdings as in effect on the date hereof.

                        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

                        "transfer" means any sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation).

                        "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                        "Unrestricted Subsidiary" means any Subsidiary that has been designated by the Company (by written notice to the Trustee as provided below) as an Unrestricted Subsidiary; provided, that a Subsidiary may not be designated as an "Unrestricted Subsidiary" unless (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary (other than such Subsidiary), (b) neither immediately prior thereto nor after giving pro forma effect to such designation, would there exist a Default or Event of Default, (c) immediately after giving effect to such designation on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to Section 4.9(a) of this Indenture and (d) the creditors of such Subsidiary have no direct or indirect recourse (including, without limitation, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the assets of the Company or of a Restricted Subsidiary (other than such Subsidiary). The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if
(i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to
Section 4.9(a) of this Indenture. Each such designation shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. The Company shall be deemed to make an Investment in each Subsidiary designated as an "Unrestricted Subsidiary" immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation; provided, that if such Subsidiary is subsequently redesignated as a Restricted Subsidiary, the amount of such Investment shall be deemed to be reduced (but not below zero) by the fair market value of the net consolidated assets of such Subsidiary on the date of such redesignation.

                        "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

                        "Voting Stock" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

                        "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.2.            Other Definitions

                                                                                                         Defined in
                     Term                                                                                  Section
                     ----                                                                                  -------
            "Affiliate Transaction"...............................................................       4.11
            "Change of Control Offer".............................................................       4.14
            "Change of Control Payment"...........................................................       4.14
            "Change of Control Payment Date"......................................................       4.14
            "Definitive Notes"....................................................................       2.1
            "Event of Default"....................................................................       6.1
            "Excess Proceeds".....................................................................       4.10
            "Excess Proceeds Offer"...............................................................       4.10
            "Excess Proceeds Offer Period"........................................................       4.10
            "Excess Proceeds Payment Date"........................................................       4.10
            "Global Note".........................................................................       2.1
            "Hedging Obligations".................................................................       4.9(b)
            "Paying Agent"........................................................................       2.3
            "Payment Default".....................................................................       10.2(a)
            "Payment Notice"......................................................................       10.2(b)
            "Purchase Amount".....................................................................       4.10
            "Purchase Money Indebtedness".........................................................       4.9(b)
            "Refinance"...........................................................................       4.9(b)
            "Refinancing Indebtedness"............................................................       4.9(b)
            "Registrar"...........................................................................       2.3
            "Restricted Payments".................................................................       4.7

Section 1.3.            Incorporation by Reference of Trust Indenture Act.

                        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                        The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder of a Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;

            "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.            Rules of Construction.

                        Unless the context otherwise requires:

            (1)         a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)         "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular; and

            (5)         provisions apply to successive events and transactions.


                                    ARTICLE 2
                                    THE NOTES

Section 2.1.            Form and Dating

                        The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes, other than Notes issued as payment pursuant to
Section 4.1(b), shall be issued in denominations of $1,000 and integral multiples thereof.

Section 2.2.            Execution and Authentication

                        Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                        A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto.

                        The Trustee shall, upon a Company Order, authenticate for original issue up to $20,000,000 aggregate principal amount of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $40,000,000 except as provided in Section 2.7 hereof.

                        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                        The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.3.            Registrar, Paying Agent and Depository

                        The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Company initially appoints the Trustee as Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles Three and Eight and Sections 4.1, 4.10 and 4.14 neither the Company nor any of its Subsidiaries shall act as Paying Agent.

                        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

Section 2.4.            Paying Agent to Hold Money in Trust

                        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent (subject to Section 2.3), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.5.            Holder Lists

                        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount thereof, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6.            Transfer and Exchange

                        When Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer (without transfer to another person) pursuant to Sections 2.10, 3.7, 4.10, 4.14 or 9.5). The Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

Section 2.7.            Replacement Notes

                        If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replace-ment Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or the Trustee may charge for its expenses in replacing a Note.

                        Every replacement Note is an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.            Outstanding Notes

                        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

                        If a Note is replaced pursuant to Section 2.7 hereof, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                        If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                        Subject to Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.9.            Treasury Notes

                        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows to be so owned shall be considered as not outstanding.

Section 2.10.           Temporary Notes.

                        Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                        If temporary Notes are issued, the Company shall cause Definitive Notes to be prepared without unreasonable delay. The definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Notes are listed, all as determined by the Officers executing such definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Company for such purpose pursuant to Section 4.2 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.11.           Cancellation

                        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Notes in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Company directs them to be returned to it. The Company may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a written order, signed by one Officer of the Company, the Company shall direct that cancelled Notes be returned to it.

Section 2.12.           Defaulted Interest

                        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section
4.1 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                    ARTICLE 3
                                   REDEMPTION

Section 3.1.            Notices to Trustee

                        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of
Section 3.7 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.2.            Selection of Notes to Be Redeemed.

                        If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, pro rata, by lot or by such method as the Trustee deems to be fair and reasonable.

                        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of

Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3.            Notice of Redemption

                        At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

                        The notice shall identify the Notes to be redeemed and shall state:

                        (1) the redemption date;

                        (2) the redemption price;

                        (3) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

                        (4) the name and address of the Paying Agent;

                        (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                        (6) that, unless the Company defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

                        (7) the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                        (8) the CUSIP number of the Notes to be redeemed.

                        At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at its expense; provided that the Company shall deliver to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.


Section 3.4.            Effect of Notice of Redemption

                        Once notice of redemption has been mailed to the Holders in accordance with Section 3.3 herein, Notes called for redemption become due and payable on the redemption date at the redemption price. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, the Company may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

Section 3.5.            Deposit of Redemption Price

                        On or before the redemption date, the Company shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                        Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment, if the Company makes or deposits the redemption payment in accordance with this Section 3.5. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.6.            Notes Redeemed in Part

                        Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7.            Optional Redemption

            (a) Except as set forth in Section 3.7(b), the Notes are not redeemable at the Company's option prior to July 15, 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on July 15 of the years indicated below:

            Year        ....................................      Percentage
            ----                                                  ----------
            2003        ....................................      106.500%
            2004        ....................................      104.333
            2005        ....................................      102.167
            2006 and thereafter.............................      100.000

            (b) At any time or from time to time prior to July 15, 2003, the Company may, at its option, redeem up to one-third of the aggregate principal amount of the Notes issued on or after the Closing Date, at a redemption price of 115% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided, that (a) such redemption shall occur within 90 days of the date of closing of such public offering and (b) at least two-thirds of the aggregate principal amount of the Notes issued on or after the Closing Date remains outstanding immediately after giving effect to each such redemption.

            (c) The restrictions on optional redemptions set forth in this
Section 3.7 shall not limit the Company's right to make open market purchases of the Notes from time to time; provided, that neither the Company nor any of its Subsidiaries may use the proceeds of a Public Equity Offering made prior to July 15, 2003 to make open market purchases of the Notes.

                                    ARTICLE 4
                                    COVENANTS

Section 4.1.            Payment of Notes

            (a) The Company shall pay the principal and premium, if any, of, and interest on, the Notes on the dates and in the manner provided in the Notes. Subject to Section 4.1(b), principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on or before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than three Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Notes.

                        The Company shall pay interest (including post-petition interest) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

            (b) On or before July 15, 2003, the Company may, at its option, pay interest in additional Notes having an aggregate principal amount equal to the amount of such interest. The Company shall notify the Trustee on or prior to the Record Date of its election to so pay such interest in additional Notes. If the Company elects to pay interest in additional Notes, it shall pay such in additional Notes to the Holders on a pro rata basis. Additional Notes to be issued pursuant to this section may be issued in principal amounts of less than $1,000. All Notes owned by any one Holder will be aggregated for the purpose of determining the amount of additional Notes to be issued pursuant to this section. Any additional Notes so issued in payment of interest shall be dated as of the applicable interest payment date, and are additional obligations of the Company and entitled to the benefits of this Indenture.

Section 4.2.            Maintenance of Office or Agency

                        The Company shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) in the Borough of Manhattan, the City of New York where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3.

Section 4.3.            Reports

            (a) The Company shall file with the Trustee, within 15 days after the time of filing with the Commission, copies of the reports, information and other documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and the Trustee all such reports, information and other documents as it would be required to file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act; provided, that the Company shall not be in default of the provisions of this
Section 4.3 for any failure to file reports with the Commission solely by refusal by the Commission to accept the same for filing. The Company shall deliver (or cause the Trustee to deliver) copies of all reports, information and documents required to be filed with the Trustee pursuant to this Section 4.3 to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. The Company shall also comply with the provisions of TIA Section 314(a).

            (b) If the Company is required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual, quarterly, current or other financial report furnished by it generally to its stockholders to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. If the

Company is not required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, the Company shall cause the financial statements of the Company and its consolidated Subsidiaries (and similar financial statements for all unconsolidated Subsidiaries, if any), including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee and mailed to the Holders promptly, but in any event, within 90 days after the end of each of the fiscal years of the Company and within 45 days after the end of each of the first three quarters of each such fiscal year.

            (c) So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A, the Company shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each prospective purchaser of Notes identified by any Holder of Restricted Securities.

Section 4.4.            Compliance Certificate

            (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (provided, however, that one of the signatories to such Officers' Certificate shall be the Company's principal executive officer, principal financial officer or principal accounting officer) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determine whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

            (b) The year-end financial statements delivered pursuant to Section
4.3 above shall be accompanied by a written statement of the independent public accountants of the Company (which shall be a firm of established national reputa-tion reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 6.1(5) hereof, an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5.            Taxes

                        The Company shall, and shall cause its Subsidiaries to, file all tax returns required to be filed and to pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings and for which reserves have been established in accordance with GAAP.

Section 4.6.            Stay, Extension and Usury Laws

                        The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7.            Limitation on Restricted Payments

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                        (i) declare or pay any dividend or make any distribution
            on account of any Equity Interests of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or
            (y) dividends or distributions payable to the Company or any Wholly Owned Subsidiary),

                        (ii) purchase, redeem or otherwise acquire or retire for
            value any Equity Interest of the Company, any Subsidiary or any other Affiliate of the Company (other than any such Equity Interest owned by the Company or any Wholly Owned Subsidiary),

                        (iii) make any principal payment on, or purchase,
            redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is subordinated in right of payment to the Notes, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof, or

                        (iv) make any Restricted Investment (all such payments
            and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

            (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof,

            (2) immediately after giving effect thereto on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under
      Section 4.9(a) of the Senior Notes Indenture, and

            (3) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Board of Directors and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made after the date of this Indenture (including Restricted Payments permitted by clauses (i) and (ii) of Section 4.7(b) and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of (w) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (x) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Stock) after the date of this Indenture and on or prior to the time of such Restricted Payment, plus (y) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Stock) pursuant to the terms thereof after the date of this Indenture and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by the Company upon such conversion or exchange) plus (z) 100% of the aggregate after-tax net cash proceeds (or of the after-tax net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company or a Restricted Subsidiary from the sale or other disposition of any Investment constituting a Restricted Payment that was made after the date of this Indenture; provided, that the gain on such sale or disposition, if any, shall be excluded in determining Consolidated Net Income for purpose of clause (w) above.

            (b) The provisions of subsection (a) above shall not prohibit:

                        (i) the payment of any dividend within 60 days after the
            date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of this Indenture,

                        (ii) the redemption, purchase, retirement or other
            acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of the Company (other than Disqualified Stock),

                        (iii) the redemption, repurchase or payoff of any
            Indebtedness (1) with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to the provisions of Section 4.9(b)(xi) of the Senior Notes Indenture or (2) solely in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, any Equity Interests of the Company (other than Disqualified Stock),

                        (iv) Investments by the Company or any Restricted
            Subsidiary, in an aggregate amount not to exceed $5.0 million, in an Unrestricted Subsidiary formed primarily for the purpose of financing purchases and leases of inventory manufactured by the Company or any of its Restricted Subsidiaries,

                        (v) payments by the Company to Holdings pursuant to the
            Tax Sharing Agreement,

                        (vi) distributions, loans or advances to Holdings in an
            aggregate amount not to exceed $500,000 per fiscal year; provided, that such amounts are used by Holdings to pay ordinary operating expenses (including, without limitation, reasonable directors' fees and expenses, indemnification obligations, professional fees and expenses and management compensation expenses relating to employees of Holdings and the Company),

                        (vii) (A) payments to, and promptly used by, Holdings to
            repurchase Capital Stock or Indebtedness of Holdings from directors, officers and employees of the Company and its Subsidiaries, including Management Investors, who have died or whose employment has been terminated, and (B) loans or advances to employees of the Company or any of its Subsidiaries; provided that the aggregate amount of such payments, loans and advances in any fiscal year shall not exceed the lesser of (x) $500,000 plus any amount available for such payments pursuant to this clause (x) since the date of this Indenture that have not been used for such purpose and (y) $2.0 million,

                        (viii)  Permitted Transactions or

                        (ix) other Restricted Payments in an aggregate amount
            not to exceed $3.0 million; provided, that with respect to clauses
            (iv), (vii) and (ix) above, no Default or Event of Default shall have occurred and be continuing at the time, or shall occur as a consequence thereof.

            (c) Not later than the date of making each Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment was permitted, and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Company's latest available financial statements.

Section 4.8.            Limitation on Restrictions on Subsidiary Dividends

                        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary

            (a) to (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on such Restricted Subsidiary's Capital Stock or (B) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits or (2) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, or

            (b) to make loans or advances to the Company or any of its Restricted Subsidiaries, or

            (c) to transfer any of its assets to the Company or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

                        (i) the Revolving Credit Facility, as in effect on the
            Closing Date, or any refinancing thereof containing restrictions that are not materially more restrictive than those contained in the Revolving Credit Facility on the Closing Date,

                        (ii) the Senior Notes and the indentures under which the
            Senior Notes are issued, each as in effect on the Closing Date, or any refinancing thereof containing restrictions that are not materially more restrictive than those contained in the Senior Notes and such indentures on the Closing Date;

                        (iii) customary net worth restrictions on the actions
            specified in clause (a)(1) above contained in the German Subsidiary Facilities,

                        (iv)  this Indenture and the Notes,

                        (v)  applicable law,

                        (vi) restrictions with respect to a Subsidiary that was
            not a Subsidiary on the Closing Date in existence at the time such Person becomes a Subsidiary (but not created as a result of or in anticipation of such Person becoming a Subsidiary); provided, that such restrictions are not applicable to any other Person or the properties or assets of any other Person,

                        (vii) customary non-assignment and net worth provisions
            of any contract or lease entered into in the ordinary course of business,

                        (viii) customary restrictions on the transfer of assets
            subject to a Lien permitted under this Indenture imposed by the holder of such Lien,

                        (ix) restrictions imposed by any agreement to sell
            assets or Capital Stock to any Person pending the closing of such sale, and

                        (x) permitted Refinancing Indebtedness (including
            Indebtedness Refinancing Acquired Debt), provided, that such restrictions contained in any agreement governing such Refinancing Indebtedness are not materially more restrictive than those contained in any agreements governing the Indebtedness being Refinanced.

Section 4.9.            [Intentionally Left Blank]

Section 4.10.           Limitation on Asset Sales

                        The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets subject to such Asset Sale, (ii) at least 75% of the consideration for such Asset Sale is in the form of cash, Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of such assets (provided, that there is no further recourse to the Company and its Restricted Subsidiaries with respect to such liabilities), and (iii) within 12 months of such Asset Sale, the Net Proceeds thereof are (a) invested in assets related to the business of the Company or its Restricted Subsidiaries, (b) applied to make an offer to purchase the Senior Notes, if any are then outstanding, at a price equal to 100% of the principal amount of the Senior Notes, plus accrued and unpaid interest, if any, to the date of purchase, or (c) to the extent not used as provided in clauses (a) or (b), applied to make an offer to purchase Notes as described below (an "Excess Proceeds Offer"); provided, that if the amount of Net Proceeds from any Asset Sale not used pursuant to clauses (a) and (b) above is less than $5.0 million, the Company shall not be required to make an offer pursuant to clause (c). Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility or the German Subsidiary Facilities, or temporarily invest such Net Proceeds in Cash Equivalents.

                        The amount of Net Proceeds not used as set forth in the preceding clauses (a) and (b) constitutes "Excess Proceeds." If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Company shall offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The Company must commence such Excess Proceeds Offer not later than 30 days after the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

                        Each Excess Proceeds Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). Promptly after the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Payment Date"), the Company shall purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer. The principal amount of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of Notes acquired by the Company through purchase or redemption (other than pursuant to a Change of Control Offer) subsequent to the date of the Asset Sale and surrendered to the Trustee for cancellation.

                        Each Excess Proceeds Offer shall be conducted in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.10 by virtue thereof. The Company shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Company to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

                        The Company shall, no later than 30 days following the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds, commence the Excess Proceeds Offer by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Excess Proceeds Offer, and shall state:

            (1) that the Excess Proceeds Offer is being made pursuant to this
            Section 4.10, the principal amount of Notes which shall be accepted for payment and that all Notes validly tendered shall be accepted for payment on a pro rata basis;

            (2) the purchase price and the date of purchase;

            (3) that any Notes not tendered or accepted for payment pursuant to the Excess Proceeds Offer shall continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the purchase price with respect to any Notes tendered, Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

            (5) that Holders electing to have Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date;

            (6) that Holders shall be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

            (7) that Holders whose Notes are purchased only in part shall be issued Notes representing the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in principal amount of $1,000 or whole multiples thereof, other than as required to effect the purchase of Notes issued as payment pursuant to Section 4.1(b); and

            (8) the instructions that Holders must follow in order to tender their Notes.

                        On or before the Excess Proceeds Payment Date, the Company shall (i) accept for payment on a pro rata basis the Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Note surrendered.

                        The Company shall make a public announcement of the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For the purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

Section 4.11.           Limitation on Transactions With Affiliates

                        The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for (i) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $1.0 million; provided, that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, (ii) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $5.0 million; provided, that a majority of the disinterested members of the Board of Directors of the Company determine that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, and (iii) Affiliate Transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view, issued by an investment banking firm of national standing.

                        Notwithstanding the foregoing, the following will not be deemed to be Affiliate Transactions: (i) employment agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business with the approval of a majority of the disinterested members of the Company's Board of Directors, (ii) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (iii) Restricted Payments permitted by Section 4.7 of this Indenture, and (iv) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by a majority of the disinterested directors of the Company's Board of Directors or, if none, unanimously by the Board of Directors.

Section 4.12.           [Intentionally Left Blank]

Section 4.13.           Corporate Existence

                        Subject to Article 5 of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its respective Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Subsi-diaries) rights (charter and statutory), licenses and franchises; provided, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors on behalf of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14.           Repurchase Upon a Change of Control

                        Upon the occurrence of a Change of Control, the Company shall notify the Trustee in writing thereof and shall make an offer to purchase all of the Notes then outstanding as described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the "Change of Control Payment").

                        The Change of Control Offer shall be made in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

                        Within 30 days following any Change of Control, the Company shall commence the Change of Control Offer by mailing to the Trustee and each Holder a notice, which shall govern the terms of the Change of Control Offer, and shall state that:

                        (i) the Change of Control Offer is being made pursuant
            to this Section 4.14 and that all Notes tendered will be accepted for payment,

                        (ii) the purchase price and the purchase date, which
            shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"),

                        (iii) that any Note not tendered for payment pursuant to
            the Change of Control Offer shall continue to accrue interest,

                        (iv) that, unless the Company defaults in the payment of
            the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date,

                        (v) that any Holder electing to have Notes purchased
            pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date,

                        (vi) that any Holder shall be entitled to withdraw such
            election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased,

                        (vii) that a Holder whose Notes are being purchased only
            in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof,

                        (viii) the instructions that Holders must follow in order to tender their Notes, and

                        (ix) the circumstances and relevant facts regarding such Change of Control.

                        On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and
(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment. The

Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided, that each such new Note will be in principal amount of $1,000 or an integral multiple thereof.

                        The Company shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For the purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

Section 4.15.           Maintenance of Properties

                        The Company shall, and shall cause each of its Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Company and its Subsidiaries taken as a whole; provided, that nothing herein shall prevent the Company or any of its Subsidiaries from discontinuing any maintenance of any such properties if such discontinuance is desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

Section 4.16.           Maintenance of Insurance

                        The Company shall, and shall cause each of its Subsidiaries to, maintain liability, casualty and other insurance (including self-insurance consistent with prior practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which the Company and its Subsidiaries operate.

Section 4.17.           Restrictions on Sale and Issuance of Subsidiary Stock

                        The Company shall not sell, and shall not permit any of its Restricted Subsidiaries to issue or sell, any shares of Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares) to any Person other than the Company or a Wholly Owned Subsidiary; provided, that the Company and its Restricted Subsidiaries may sell all of the Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the provisions of Section 4.10 of this Indenture.

Section 4.18.           Line of Business

                        The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than (a) the business conducted or proposed to be conducted by the Company and the Restricted Subsidiaries on the Closing Date and (b) any business that in the reasonable, good faith judgment of the Board of Directors of the Company is ancillary, complementary, supplementary, or related to, or an extension of, any business described in clause (a) above.


                                    ARTICLE 5
                                   SUCCESSORS

Section 5.1.            When the Company May Merge, etc.

                        The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, any other Person unless:

                                    (i) the Company is the surviving Person or
            the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia,

                                    (ii) the Person formed by or surviving any
            such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture,

                                    (iii) immediately after such transaction, no
            Default or Event of Default exists, and

                                    (iv) the Company, or any Person formed by or
            surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, (A) has a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to Section 4.9(a) of the Senior Notes Indenture.

                        The Company shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel, stating all conditions precedent to the proposed transaction provided for in this Indenture have been complied with and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Trustee stating that the proposed transaction complies with clause (iv).

                        For purposes of this Section 5.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.2.            Successor Substituted

                        In the event of any transaction (other than a lease) contemplated by Section 5.1 hereof in which the Company is not the surviving Person, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance, assignment, transfer or other disposition is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its Obligations under this Indenture, the Notes and the Registration Rights Agreement with the same effect as if such successor Person had been named as the Company herein or therein.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.1.            Events of Default

                        An "Event of Default" occurs if:

                                    (1) the Company defaults in the payment of
            interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

                                    (2) the Company defaults in the payment of
            the principal (or premium, if any) on any Note when the same becomes due and payable at maturity, upon redemption, by acceleration, in connection with an Excess Proceeds Offer, a Change of Control Offer or otherwise;

                                    (3) the Company defaults in the performance
            of or breaches the provisions of Article V hereof;

                                    (4) the Company fails to comply with any of
            its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a "Notice of Default;"

                                    (5) a default occurs under (after giving
            effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the date of this Indenture, if (a) either (i) such default results from the failure to pay princi-pal on such Indebtedness or (ii) as a result of such default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $5.0 million in the aggregate;

                                    (6) a final non-appealable judgment or
            judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments remain undischarged, unbonded or unstayed for a period of 60 days after entry, provided that the aggregate of all such judgments exceeds $2.5 million;

                                    (7) written assertion by the Company, of the
            unenforceability of their obligations under the Indenture or the Notes;

                                    (8) the Company or any of its Restricted
            Subsidiaries pursuant to or within the meaning of any Bankruptcy
            Law:

                                        (a) commences a voluntary case,

                                        (b) consents to the entry of an order
                                            for relief against it in an
                                            involuntary case,

                                        (c) consents to the appointment of a
                                            Custodian of it or for all or
                                            substantially all of its property,

                                        (d) makes a general assignment for the
                                            benefit of its creditors,

                                        (e) admits in writing its inability to
                                            pay debts as the same become due; or

                                    (9) a court of competent jurisdiction enters
            an order or decree under any Bankruptcy Law that:

                                        (a) is for relief against the Company or
                                            any of its Restricted Subsidiaries
                                            in an involuntary case,

                                        (b) appoints a Custodian of the Company
                                            or any of its Restricted
                                            Subsidiaries or for all or
                                            substantially all of their property,

                                        (c) orders the liquidation of the
                                            Company, or any of its Restricted
                                            Subsidiaries, and the order or
                                            decree remains unstayed and in
                                            effect for 60 days.

                        The Company shall, upon becoming aware that a Default or Event of Default has occurred, deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 6.2.            Acceleration

                        If an Event of Default (other than an Event of Default specified in clauses (8) and (9) of Section 6.1) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (8) or (9) of Section 6.1 with respect to the Company occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,
(ii) all overdue interest (including any interest accrued subsequent to an Event of Default specified in clauses (8) and (9) of Section 6.1) on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; (b) all Events of Default, other than the non-payment of principal of and interest on the Notes that have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (c) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

Section 6.3.            Other Remedies

                        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes to enforce the performance of any provision of the Notes or this Indenture.

                        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.            Waiver of Past Defaults

                        Holders of a majority of the aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee may on behalf of the Holders of all of the Notes (a) waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest on, any Note or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, and/or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.            Control by Majority

                        The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 6.6.            Limitation on Suits

                        A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                        (a) the Holder gives to the Trustee written notice of a
            continuing Event of Default;

                        (b) the Holders of at least 25% in principal amount of
            the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                        (c) such Holder or Holders offer and, if requested,
            provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                        (d) the Trustee does not comply with the request within
            60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                        (e) during such 60-day period the Holders of a majority
            in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7.            Rights of Holders to Receive Payment

                        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8.            Collection Suit by Trustee

                        If an Event of Default specified in Section 6.1(1) or
(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal (and premium, if any) and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.            Trustee May File Proofs of Claim

                        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor under the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.           Priorities

                        If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                        First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                        Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

                        Third: without duplication, to Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

                        Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

                        The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11.           Undertaking for Costs

                        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.1.            Duties of Trustee

                                    (1) If an Event of Default has occurred and
            is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                                    (2) Except during the continuance of an
            Event of Default:

                                        (a) The duties of the Trustee shall be
            determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                                        (b) In the absence of bad faith on its
            part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                        (3) The Trustee may not be relieved from liabilities for
            its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                    (a) This paragraph does not limit the effect
            of paragraph (2) of this Section.

                                    (b) The Trustee shall not be liable for any
            error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                                    (c) The Trustee shall not be liable with
            respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                                    (4) Whether or not therein expressly so
provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.

                                    (5) No provision of this Indenture shall
require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                                    (6) The Trustee shall not be liable for
interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.            Rights of Trustee

                                    (1) The Trustee may conclusively rely upon
any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                                    (2) Before the Trustee acts or refrains from
acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                                    (3) The Trustee may act through agents and
shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                                    (4) The Trustee shall not be liable for any
action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                                    (5) Unless otherwise specifically provided
in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, on behalf of the Company.

                                    (6) Except with respect to Section 4.1, the
Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

Section 7.3.            Individual Rights of Trustee

                        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.4.            Trustee's Disclaimer

                        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.            Notice of Defaults

                        If a Default or Event of Default occurs and is continuing and if the Trustee has knowledge thereof (within the meaning of Section 7.2(b)), the Trustee shall mail to the Holders a notice of the Default or Event of Default within 30 days after it occurs.

Section 7.6.            Reports by Trustee to Holders

                        Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                        Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7.  Compensation and Indemnity

                        The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

                        The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. In the event that a conflict of interest or conflicting defenses would arise in connection with the representation of the Company and the Trustee by the same counsel, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                        The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

                        The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

                        To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) or (9) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.            Replacement of Trustee

                        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                        The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                        (a) the Trustee fails to comply with Section 7.10;

                        (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                        (c) a Custodian or public officer takes charge of the Trustee or its property; or

                        (d) the Trustee becomes incapable of acting.

                        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                        If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee, and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

Section 7.9.            Successor Trustee by Merger, etc.

                        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.           Eligibility; Disqualification

                        There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of

America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

                        This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The
Trustee is subject to TIA Section 310(b); provided, however, that there shall be excluded from the operations of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11.  Preferential Collection of Claims Against Company

                        The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

Section 8.1.  Termination of Company's Obligations.

                        This Indenture shall cease to be of further effect (except that Section 7.7, 8.3 and 8.4 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or paid and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company pursuant to Section 8.3(b) hereof) to the Trustee for cancellation and all sums payable by the Company hereunder have been paid. In addition, the Company may (A) if applicable, be discharged from any and all Obligations in respect of the Notes, other than the obligation to duly and punctually pay the principal of, and premium, if any, and interest on the Notes, in accordance herewith, or (B) if applicable, omit to comply with restrictive covenants, and such omission will not be deemed to be an Event of Default if:


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
                        (1) with respect to clauses (A) and (B), the Company
            irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient (as certified by a nationally recognized accounting firm designated by the Company) to pay principal and interest and premium, if any, on the Notes to maturity or redemption and each installment of interest, if any, on the due dates thereof on the Notes, as the case may be, and to pay all other sums payable by it hereunder, and with respect to clause (B) the Obligations under this Indenture other than with respect to such covenants and Events of Default which will remain in full force and effect, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Notes;

                        (2) with respect to clause (A), the Company has received
            from, or there has been published by, the U.S. Internal Revenue Service a ruling or there has been a change in laws which in the opinion of independent counsel, which the Company shall deliver to the Trustee, provides that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and the Notes were otherwise paid or redeemed in accordance with the provisions of this Indenture;

                        (3) with respect to clause (B), the Company has
            delivered to the Trustee an opinion of independent counsel to the effect that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and the Notes were redeemed pursuant to Article 3 hereof without exercising the option of the Company pursuant to this Section 8.1; and


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
                        (4) the Company delivers to the Trustee an Officers'
            Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect.

Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. However, the Company's Obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 4.6, 7.7, 7.8, 8.3 and 8.4, and the Trustee's and Paying Agent's obligations in
Section 8.3 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.7 and 8.4 and the Company's, Trustee's and Paying Agent's obligations in Section 8.3 shall survive.

                        After such irrevocable deposit has been made pursuant to this Section 8.1 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

                        In order to have money available on a payment date to pay principal, premium, if any, or interest on the Notes, the U.S. Government Obligations shall be payable as to principal, premium, if any, or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.2.  Application of Trust Money.

                        The Trustee, or a trustee satisfactory to the Trustee and the Company, shall hold in trust, money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Notes.

Section 8.3.  Repayment to the Company.

                        (a) The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities (as certified by an independent public accountant reasonably acceptable to the Trustee) held by them at any time.


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
                        (b) The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York, including, without limitation, The Wall Street Journal. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditor unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.4.  Reinstatement.

                        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9
                                   AMENDMENTS

Section 9.1.            Without Consent of Holders

                        The Company and the Trustee may amend this Indenture and the Notes without the consent of any Holder:

                                    (1) to cure any ambiguity, defect or
            inconsistency;


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
                                    (2) to provide for uncertificated Notes in
            addition to or in place of certificated Notes;

                                    (3) to comply with Article 5 and Section
            10.1 hereof;

                                    (4) to make any change that would provide
            any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder or thereunder of any Holder;

                                    (5) to comply with requirements of the
            Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

                                    (6) prior to the original issuance of Notes
            in exchange for Senior Preferred Stock, to amend the provisions of
            Article 4 hereof in accordance with paragraph (f)(ii)(C) of the Certificate of Designation.

                        Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Company in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2.            With Consent of Holders

                        Subject to Sections 6.4 and 6.7 hereof, the Company and the Trustee, as applicable, may amend, or waive any provision of, this Indenture or the Notes with the written consent of the Holders of at least a majority of the principal amount of the then outstanding Notes.

                        Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                        It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

                        After a supplemental indenture or amendment under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

                        Notwithstanding any other provision hereof, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

                                    (1) reduce the principal amount of Notes
            whose Holders must consent to an amendment, supplement or waiver;

                                    (2) reduce the rate of or change the time
            for payment of interest, including default interest, on any Note;

                                    (3) reduce the principal of, or the premium
            on, or change the fixed maturity of any Note or alter Article III hereof or numbered paragraphs 5 or 6 of Exhibit A to this Indenture or the price at which the Company shall offer to purchase such Notes pursuant to Sections 4.10 or 4.14 hereof;

                                    (4) waive a Default or Event of Default in
            the payment of principal of or premium, if any, or interest on, or redemption payment with respect to, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holder rescinds such acceleration pursuant to Section 6.2);


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
                                    (5) make any Note payable in money other
            than that stated in the Notes;

                                    (6) make any change in Section 6.4 or 6.7
            hereof or in this Section 9.2; or

                                    (7) make any change adversely affecting the
            contractual ranking of the Obligations.

Section 9.3.            Compliance with Trust Indenture Act

                        If, at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4.            Revocation and Effect of Consents

                        Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                        The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as the Company shall designate.

Section 9.5.            Notation on or Exchange of Notes

                        The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.


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
                        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 9.6.            Trustee to Sign Amendments, etc.

                        The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it.

Section 9.7. Amendments and Supplements Requiring Consent Of Holders Of Senior Indebtedness

                        No amendment or modification to Article 10, this Section
9.7 or Section 11.6 may be made to this Indenture without the consent of holders of at least a majority of the outstanding principal amount of each class of Designated Senior Indebtedness that would be adversely affected by such amendment or modification; provided, however, that if some but not all classes of Designated Senior Indebtedness consent to any such amendment or modification, such amendment or modification shall be effective with respect to each consenting class.

                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.1.           Notes Subordinated to Senior
                        Indebtedness.

                        Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by such Holder's acceptance of Notes, agrees, that the payment of the principal of and interest on the Notes is subordinated, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness.

                        This Article 10 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.2.           No Payment on Notes in Certain Circumstances.

                        (a) No payment shall be made by the Company on account of principal of or interest on the Notes (other than (x) interest payable in additional Notes, as provided in the Notes, and (y) interest or principal paid with Capital Stock of the Company or any debt security of the Company containing subordination and default provisions no less favorable to the holders of Senior Indebtedness than the provisions hereof) or to acquire or repurchase any of the Notes or on account of the redemption provisions of the Notes (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all principal thereof and interest thereon shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for or (ii) upon the happening of any default in payment of any principal of or interest on any Senior Indebtedness when the same becomes due and payable (a "Payment Default"), unless and until such default shall have been cured or waived or shall have ceased to exist.

                        (b) Without limiting the effect of Section 10.2(a) hereof, upon the happening of a default or event of default (other than a Payment Default) (including any event which, with the giving of notice or lapse of time, or both, would become an event of default and including any default or event of default that would result upon any payment with respect to the Notes) with respect to any Senior Indebtedness, as such default or event of default is defined therein or in the instrument or agreement under which it is outstanding, and upon written notice thereof given to the Company and the Trustee by any holders of such Senior Indebtedness or their representative ("Payment Notice"), then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company on account of principal of or interest on the Notes (other than (x) interest payable in additional Notes, as provided in the Notes, and (y) interest or principal paid with Capital Stock of the Company or-any debt security of the Company containing subordination and default provisions no less favorable to the holders of Senior Indebtedness than the provisions hereof) or to acquire or repurchase any of the Notes or on account of the redemption provisions of the Notes; provided, however, that this paragraph (b) shall not prevent the making of any payment for more than 89 days after the Payment Notice shall have been given. Notwithstanding the foregoing, (i) not more than one Payment Notice shall be given within a period of 185 consecutive days, (ii) no event of default that existed or was continuing on the date of any Payment Notice (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the giving of a subsequent Payment Notice, (iii) if the Company or the Trustee receives any Payment Notice, a similar notice relating to or arising out of the same default or facts giving rise to such default (whether or not such default is on the same issue of Senior Indebtedness) shall not be effective for purposes of this
Section 10.2, and (iv) a Payment Notice may only be given by a holder or holders (or the representative of holders) of Designated Senior Indebtedness.

                        (c) In furtherance of the provisions of Section 10.1, if, notwithstanding the foregoing provisions of this Section 10.2, any payment on account of principal of or interest on the Notes (other than (x) interest payable in additional Notes, as provided in the Notes, and (y) interest or principal paid with Capital Stock of the Company or any debt security of the Company containing subordination and default provisions no less favorable to the holders of Senior Indebtedness than the provisions hereof) or to acquire or repurchase any of the Notes or on account of the redemption provisions of the Notes shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment was prohibited by the provisions of this Section 10.2, then, unless and until such payment is no longer prohibited by this
Section 10.2, such payment (subject to the provisions of Sections 10.6 and 10.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent, as the case may be, for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents (except as such payment otherwise shall have been provided for), of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of Senior Indebtedness. The Company shall give prompt notice to the Trustee of any default or event of default or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Notes to Senior Indebtedness provided in this Article 10.


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
SECTION 10.3.           Notes Subordinated to Prior Payment
                        of All Senior Indebtedness on Dissolution,
                        Liquidation or Reorganization of Company.

                        Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (including, without limitation, in bankruptcy, insolvency or. receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company):

                        (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full in cash or Cash Equivalents (or to have such payment duly provided for) of the principal and interest due thereon before the Holders are entitled to receive any payment on account of the principal of or interest (other than (x) interest payable in additional Notes, as provided in the Notes and (y) interest or principal paid with Capital Stock of the Company or any debt security of the Company containing subordination and default provisions no less favorable to the holders of Senior Indebtedness than the provisions hereof) on the Notes;

                        (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 10, including any such payment or distribution that is payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents (except as such payment otherwise shall have been provided for), after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness; and

                        (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on the Notes (other than (x) interest payable in additional Notes, as provided in the Notes and (y) interest or principal paid with Capital Stock of the

Company or any debt security of the Company containing subordination provisions no less favorable to the holders of Senior Indebtedness than the provisions hereof) before all Senior Indebtedness is paid in full in cash or Cash Equivalents, or provision made for such payment, such payment or distribution (subject to the provisions of Sections 10.6 and 10.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents (except as such payment otherwise shall have been provided for), after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of Senior Indebtedness.

                        The Company shall give prompt notice to the Trustee prior to any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.

SECTION 10.4.           Holders to Be Subrogated to Rights
                        of Holders of Senior Indebtedness.

                        Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full in cash or Cash Equivalents, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article 10, which otherwise would have been made to the Holders, shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                        If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or Cash Equivalents.

SECTION 10.5.           Obligations of the Company Unconditional.

                        Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the Obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 10, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.6. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

                        The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections
7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 10.7.           Application by Trustee of Assets Deposited with It.


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                        U.S. Government Obligations deposited in trust with the
Trustee pursuant to and in accordance with Section 8.1 (including, without limitation, clause (4) thereof) shall be for the sole benefit of Holders and, to the extent allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article 10. Otherwise, any deposit of assets by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 10.1, 10.2, 10.3 and 10.4; provided, that, if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 10.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date.

SECTION 10.8.           Subordination Rights Not Impaired by Acts or
                        Omissions of Company or Holders of Senior Indebtedness.

                        No right of any present or future holders of any Senior Indebtedness to enforce the subordination provisions contained in this Article 10 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, restate, supplement, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and its Subsidiaries all without affecting the liabilities and obligations of the parties to the Indenture or the Holders.

SECTION 10.9.           Holders Authorize Trustee to Effectuate
                        Subordination of Notes.

                        Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article 10, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.10.          Right of Trustee to Hold Senior Indebtedness.

                        The Trustee shall be entitled to all of the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 10.11.          Article 10 Not to Prevent Events of Default.

                        The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1.

SECTION 10.12.          No Fiduciary Duty of Trustee to Holders of Senior
                        Indebtedness.

                        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its wilful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the Holders of Notes or the Company or any other person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise. Nothing in this Section 10.12 shall affect the obligation of any other such person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.1.           Trust Indenture Act Controls

                        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 11.2.           Notices

                        Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

                        If to the Company:

                        CLARK Material Handling Company
                        172 Trade Street
                        Lexington, Kentucky  40511
                        Attention: Chief Executive Officer
                        Telecopier No.: (606) 288-1813

                        If to the Trustee:

                        United States Trust Company of New York
                        114 West 47th Street
                        New York, New York  10036

                        Attention:  Corporate Trust Division
                        Telecopier No.:  (212) 852-1625

                        The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next

Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.

                        Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                        If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3.           Communication by Holders with Other Holders

                        Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 11.4.           Certificate and Opinion as to Conditions Precedent

                        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                        (a) an Officers' Certificate in form and substance
            reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                        (b) an Opinion of Counsel in form and substance
            reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.5.           Statements Required in Certificate or Opinion.

                        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                        (a) a statement that the Person making such certificate
            or opinion has read such covenant or condition;

                        (b) a brief statement as to the nature and scope of the
            examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                        (c) a statement that, in the opinion of such Person, he
            has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                        (d) a statement as to whether or not, in the opinion of
            such Person, such condition or covenant has been complied with,

provided that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

Section 11.6.           Rules by Trustee and Agents

                        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7.           Legal Holidays

                        If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8.           No Recourse Against Others

                        No director, officer, employee, incorporator, stockholder or controlling person of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

Section 11.9.           Governing Law.

                        THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL

PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 11.10.          No Adverse Interpretation of Other Agreements.

                        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11.          Successors

                        All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12.          Severability

                        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13.          Counterpart Originals

                        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.14.          Table of Contents, Headings, etc.

                        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

                        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.


                                                  CLARK MATERIAL HANDLING
                                                  COMPANY



Attest:                                           By: /s/ Martin M. Dorio
                                                     _________________________
                                                  Name: Martin M. Dorio
                                                  Title: President and CEO
___________________________
Name:
Title:



                                                  U.S. TRUST COMPANY OF
                                                    TEXAS, N.A.,
                                                  as Trustee


Attest:
                                                  By: /s/ John Guiliano
                                                     ________________________
                                                  Name: John Guiliano
                                                  Title: Vice President
/s/ Louis P. Young
___________________________
Name: Louis P. Young
Title: Vice President

                                                                       EXHIBIT A
                         CLARK MATERIAL HANDLING COMPANY
                              13% SUBORDINATED NOTE
                                    DUE 2007

NO.                                                                 $___________
CUSIP NO.

                        CLARK Material Handling Company, a Delaware corporation (the "Company"), as obligor, for value received promises to pay to ______________ or registered assigns, the principal sum of [ ] Dollars on July 15, 2007. Interest Payment Dates: January 15 and July 15 and on the maturity date. Record Dates: January 1 and July 1 (whether or not a Business Day).

                        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        Dated:


                                        CLARK Material Handling Company


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

Trustee's Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. TRUST COMPANY OF
     TEXAS, N.A., as Trustee


By:______________________________
    Authorized Signature

                               (Back of Security)

                              13% SUBORDINATED NOTE
                                DUE JULY 15, 2007

                        1. Interest. CLARK Material Handling Company, a Delaware corporation (the "Company"), as obligor, promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

                        The Company shall pay, in cash, interest on the principal amount of this Note, at the rate of 13% per annum. The Company shall pay interest semi-annually on January 15 and July 15 of each year, and on the maturity date, commencing on [____________] or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). On or before July 15, 2003, the Company may, at its option, pay interest in cash or in additional Notes having an aggregate principal amount equal to the amount of such interest. After July 15, 2003, interest may be paid in cash only.

                        Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [_______________]. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; the Company shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                        2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check to a Holder's registered address.

                        3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

                        4. Indenture. The Company issued the Notes under an Indenture dated as of July 17, 1998 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Notes are limited to $40,000,000 in aggregate principal amount.

                        5. Optional Redemption. The Notes are not redeemable at the Company's option prior to July 15, 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on July 15 of the years indicated below:

                        Year                                       Percentage
                        ----                                       ----------
                        2003................................        106.500%
                        2004................................        104.333
                        2005................................        102.167
                        2006 and thereafter.................        100.000

                        Notwithstanding the foregoing, at any time or from time to time prior to July 15, 2003, the Company may, at its option, redeem the Notes in whole, but not in part, at a redemption price of 115% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that such redemption shall occur within 60 days of the date of closing of such Public Equity Offering.

                        6. Mandatory Redemption. There shall be no mandatory redemption of the Notes.

                        7. Denominations, Transfer, Exchange. The Notes, other than Notes issued as payment pursuant to Section 1, are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Company need not exchange or register the transfer (i) of any Note or portion of a Note selected for redemption or (ii) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                        8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to the record dates for the payment of interest.

                        9. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the legal rights of any Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

                        10. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

                        11. Ranking. Payment of principal and interest on the Notes by the Company is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment of all Senior Indebtedness.

                        12. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                        13. No Recourse Against Others. No director, officer, employee, incorporator, stockholder or controlling person of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

                        14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                        15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                        16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
CLARK Material Handling Company, 172 Trade Street, Lexington, Kentucky 40508,
Attention: Chief Executive Officer.

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
            (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:____________________


                                             Your Signature:____________________
                                              (Sign exactly as your name appears
                                              on the face of this Note)

Signature Guarantee*


________________

*           NOTICE:     The signature must be guaranteed by an institution which
                        is a member of one of the following recognized signature guarantee programs:

                        (1) The Securities Transfer Agent Medallian
                            Program (STAMP);
                        (2) The New York Stock Exchange Medallian
                            Program (MSP);
                        (3) The Stock Exchange Medallian Program
                            (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, as the case may be, state the amount you elect to have purchased (if all, write "ALL"):
$______________



Date:__________________________



                                        Your Signature:_________________________
                                              (Sign exactly as your name appears
                                              on the face of this Note)

Signature Guarantee*

______________

*           NOTICE:     The signature must be guaranteed by an institution which
                        is a member of one of the following recognized signature guarantee programs:

                        (1) The Securities Transfer Agent Medallian
                            Program (STAMP);
                        (2) The New York Stock Exchange Medallian
                            Program (MSP);
                        (3) The Stock Exchange Medallian Program
                            (SEMP).

                                                       CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                                                                                    Indenture Section
  -----------                                                                                                    -----------------
310(a)(1)................................................................................................................7.10
   (a)(2)................................................................................................................7.10
   (a)(3).................................................................................................................N.A.
   (a)(4).................................................................................................................N.A.
   (a)(5)................................................................................................................7.10
   (b)...................................................................................................................7.8; 7.10
   (c)...................................................................................................................N.A.
311(a)...................................................................................................................7.11
   (b)...................................................................................................................7.11
   (c)....................................................................................................................N.A.
312(a)....................................................................................................................2.5
   (b)...................................................................................................................11.3
   (c)...................................................................................................................11.3
313(a)...................................................................................................................7.6
   (b)(1)................................................................................................................7.6
   (b)(2)................................................................................................................7.6
   (c)...................................................................................................................7.6
   (d)...................................................................................................................7.6
314(a)....................................................................................................................4.3; 4.4
   (b)....................................................................................................................N.A
   (c)(1)................................................................................................................11.4
   (c)(2)................................................................................................................11.4
   (c)(3).................................................................................................................N.A.
   (d)....................................................................................................................N.A.
   (e)...................................................................................................................11.5
   (f)....................................................................................................................N.A.
315(a)...................................................................................................................7.1(2)
   (b)...................................................................................................................7.5
   (c)...................................................................................................................7.1(1)
   (d)...................................................................................................................7.1(3)
   (e)...................................................................................................................6.11
316(a)(last sentence)....................................................................................................2.9
   (a)(1)(A).............................................................................................................6.5
   (a)(1)(B).............................................................................................................6.4
   (a)(2).................................................................................................................N.A.
   (b)...................................................................................................................9.2
   (c)...................................................................................................................9.4
317(a)(1)................................................................................................................6.8
   (a)(2)................................................................................................................6.9
   (b)...................................................................................................................2.4
318(a)...................................................................................................................11.1
   (b)...................................................................................................................N.A.
   (c)...................................................................................................................11.1
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE                           1
            Section 1.1.  Definitions                                          1

            Section 1.2. Other Definitions                                    16

            Section 1.3. Incorporation by Reference of Trust Indenture Act    16

            Section 1.4. Rules of Construction.                               17

ARTICLE 2 THE NOTES                                                           17

            Section 2.1. Form and Dating                                      17

            Section 2.2. Execution and Authentication                         18

            Depository                                                        18

            Section 2.4. Paying Agent to Hold Money in Trust                  19

            Section 2.5. Holder Lists                                         19

            Section 2.6. Transfer and Exchange                                20

            Section 2.7. Replacement Notes                                    20

            Section 2.8. Outstanding Notes                                    21

            Section 2.9. Treasury Notes                                       21

            Section 2.10. Temporary Notes.                                    21

            Section 2.11. Cancellation                                        22

            Section 2.12. Defaulted Interest                                  23

ARTICLE 3 REDEMPTION                                                          23

            Section 3.1. Notices to Trustee                                   23

            Section 3.2. Selection of Notes to Be Redeemed.                   23

            Section 3.3. Notice of Redemption                                 24

            Section 3.4. Effect of Notice of Redemption                       25

            Section 3.5. Deposit of Redemption Price                          25

            Section 3.6. Notes Redeemed in Part                               25

            Section 3.7. Optional Redemption                                  26

            COVENANTS                                                         26

            Section 4.1. Payment of Notes                                     26

            Section 4.2. Maintenance of Office or Agency                      27

            Section 4.3. Reports                                              28

            Section 4.4. Compliance Certificate                               29

            Section 4.5. Taxes                                                30

            Section 4.6. Stay, Extension and Usury Laws                       30

            Section 4.7. Limitation on Restricted Payments                    30

            Section 4.8. Limitation on Restrictions on Subsidiary Dividends   34

            Section 4.9. [Intentionally Left Blank]                           35

            Section 4.10. Limitation on Asset Sales                           35

            Section 4.11. Limitation on Transactions With Affiliates          38

            Section 4.12. [Intentionally Left Blank]                          39

            Section 4.13. Corporate Existence                                 39

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
            Section 4.14. Repurchase Upon a Change of Control                 40

            Section 4.15. Maintenance of Properties                           42

            Section 4.16. Maintenance of Insurance                            42

            Section 4.17. Restrictions on Sale and
                          Issuance of Subsidiary Stock                        42

            Section 4.18. Line of Business                                    43

ARTICLE 5 SUCCESSORS                                                          43

            Section 5.1. When the Company May Merge, etc.                     43

            Section 5.2. Successor Substituted                                44

ARTICLE 6 DEFAULTS AND REMEDIES                                               45

            Section 6.1. Events of Default                                    45

            Section 6.2. Acceleration                                         47

            Section 6.3. Other Remedies                                       48

            Section 6.4. Waiver of Past Defaults                              48

            Section 6.5. Control by Majority                                  49

            Section 6.6. Limitation on Suits                                  49

            Section 6.7. Rights of Holders to Receive Payment                 49

            Section 6.8. Collection Suit by Trustee                           50

            Section 6.9. Trustee May File Proofs of Claim                     50

            Section 6.10. Priorities                                          51

            Section 6.11. Undertaking for Costs                               51

ARTICLE 7 TRUSTEE                                                             52

            Section 7.1. Duties of Trustee                                    52

            Section 7.2. Rights of Trustee                                    53

            Section 7.3. Individual Rights of Trustee                         54

            Section 7.4. Trustee's Disclaimer                                 54

            Section 7.5. Notice of Defaults                                   54

            Section 7.6. Reports by Trustee to Holders                        54

            Section 7.7.  Compensation and Indemnity                          55

            Section 7.8. Replacement of Trustee                               56

            Section 7.9. Successor Trustee by Merger, etc.                    57

            Section 7.10. Eligibility; Disqualification                       57

            Section 7.11. Preferential Collection of Claims Against Company   58

ARTICLE 8 DISCHARGE OF INDENTURE                                              58

            Section 8.2.  Application of Trust Money.                         60

ARTICLE 9 AMENDMENTS                                                          61

            Section 9.1. Without Consent of Holders                           61

            Section 9.2. With Consent of Holders                              62

            Section 9.3. Compliance with Trust Indenture Act                  64

            Section 9.4. Revocation and Effect of Consents                    64

            Section 9.5. Notation on or Exchange of Notes                     64

            Section 9.6. Trustee to Sign Amendments, etc.                     65

            Section 9.7.  Amendments and Supplements Requiring Consent Of
                          Holders Of Senior Indebtedness                      65

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

ARTICLE 10 SUBORDINATION                                                      65

ARTICLE 11 MISCELLANEOUS                                                      73

            Section 11.1. Trust Indenture Act Controls                        73

            Section 11.2. Notices                                             73

            Section 11.3. Communication by Holders with Other Holders         74

            Section 11.4. Certificate and Opinion as to Conditions Precedent  74

            Section 11.6. Rules by Trustee and Agents                         75

            Section 11.7. Legal Holidays                                      75

            Section 11.8. No Recourse Against Others                          75

            Section 11.9. Governing Law                                       76

            Section 11.11. Successors                                         77

            Section 11.12. Severability                                       77

            Section 11.13. Counterpart Originals                              77

            Section 11.14. Table of Contents, Headings, etc.                  77

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                                                                            Page



            SIGNATURES

            EXHIBIT A - FORM OF NOTE....................................... A-1

            EXHIBIT B - CERTIFICATE OF TRANSFEROR.......................... B-1


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